UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  August 4, 2006

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 4, 2006, the Board of Directors of PureDepth, Inc. issued Robert O’Callahan, Chief Financial Officer, and Mark Kalow, Director, each the first tranche of a stock option to purchase shares of PureDepth common stock. The total stock options involved represent 500,000 and 167,067 shares for Messrs. O’Callahan and Kalow, respectively. The option grants have an exercise price of market price as of grant date per share with a ten year term and otherwise subject to the PureDepth, Inc. stock option plan. The shares subject to the options will vest with 1/6 of all grants vesting on December 30, 2006, and 1/12 at quarterly intervals thereafter over approximately three years concluding June 30, 2009. The grant issuance will occur in five tranches with 1/5 (or approximately 1/5) of the total stock options involved issuing at the closing price on five dates: August 4, September 5, October 5, November 6, and December 5, 2006. Mr. Kalow did not participate in the Board action regarding his grants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.: (Registrant)

Date: August 4, 2006	By:	/s/ Robert O’Callahan

Robert O’Callahan Chief Financial Officer

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